Exhibit 99.1

BioTime Announces First Quarter 2014 Results and Recent Developments

  Four products currently in clinical development
  Three therapeutic products currently in late-stage preparation for clinical development
  Shares of Asterias subsidiary scheduled to trade publicly in near term
  LifeMap Solutions subsidiary launched to develop mobile health products

ALAMEDA, Calif.--(BUSINESS WIRE)--May 12, 2014--BioTime, Inc. (NYSE MKT: BTX) today reported financial results for the first quarter ended March 31, 2014 and highlighted recent corporate accomplishments.

“BioTime’s efforts in the first quarter of 2014 were focused on advancing near-term products through clinical trials while also preparing certain novel stem cell-based therapeutics for clinical trials later this year. Enrollment in three diagnostic clinical studies has remained rapid, with completion expected later in 2014. Following the successful safety trial of ReneviaTM, we have made rapid progress in preparing for the pivotal ReneviaTM trial during the second half of the year,” said Michael D. West, Ph.D., BioTime’s Chief Executive Officer. “At our subsidiary Asterias Biotherapeutics, we have been preparing to initiate a new Phase 1/2a clinical trial of OPC1 for the treatment of spinal cord injury in 2014, pending clearance from the FDA, and also preparing our VAC2 cancer vaccine for a potential clinical trial. Also in the quarter, BioTime’s subsidiary Cell Cure Neurosciences Ltd. advanced preclinical development of OpRegen® for a planned IND filing in 2014 for the treatment of age-related macular degeneration.”

“We have continued to develop our subsidiaries’ businesses,” commented Dr. West. “Shares of the Series A common stock of our subsidiary Asterias Biotherapeutics, Inc. are now scheduled to begin trading publicly this summer following Geron’s distribution of those shares to its stockholders, for which a record date of May 28th has been set. We were also pleased to recently announce that LifeMap Solutions, Inc., a newly organized subsidiary of our LifeMap Sciences, Inc., has entered into an agreement with a major medical center to create innovative mobile health (mHealth) products powered by biomedical and other personal big data.”

“As the industry leader in regenerative medicine with over 600 patents and patent applications worldwide, BioTime and its subsidiaries have assembled a broad array of strategically important regenerative medicine technologies and assets for the development of therapeutic and diagnostic products,” Dr. West continued. “Our expenditure levels were higher than usual during the fourth quarter and the recently ended first quarter, but our recent progress in streamlining our workforce through shared core resources among our subsidiaries should reduce our cash burn rate and optimize value for our shareholders during this exciting time in the company’s history. We would like to thank our long-term investors for their continued support and our collaborators at leading academic medical institutions for their help in advancing our products toward our goal of helping patients who have serious unmet medical needs.”

First Quarter and Recent Highlighted Corporate Accomplishments

  BioTime announced the successful completion of its ReneviaTM-01 safety study. ReneviaTM is being developed as a platform product with a wide array of potential therapeutic applications. The product is a biocompatible and injectable hyaluronan and collagen-based matrix designed to promote the stable engraftment of cells into the body. In the 10-patient study in Europe, ReneviaTM was injected subcutaneously without cells and all responses were localized, minor, and transient. Completion of this trial paves the way for a pivotal clinical efficacy trial planned for the second half of 2014 in which the matrix will be tested in combination with adipose stromal fraction for the treatment of lipoatrophy. The pivotal trial, if successful, could lead to an application for CE Mark approval for marketing in Europe and other markets outside the United States.
  BioTime has submitted to the United States Food and Drug Administration (FDA) a 510(k) premarket notification for Premvia™ as a Class II wound management medical device, and the FDA has informed BioTime that the 510(k) notification has been accepted for review. Premvia™, like ReneviaTM, is a member of BioTime’s HyStem® family of hydrogels. The product is being developed for use in the management of wounds, including partial and full-thickness wounds, tunneling wounds, pressure ulcers, diabetic ulcers, second degree burns, skin tears and draining wounds where a hydrating tissue matrix is needed.
  BioTime’s subsidiary OncoCyte Corporation initiated clinical development of PanC-Dx™, its cancer diagnostic product, in both the United States and China for use in detecting bladder cancer. In the United States, OncoCyte entered into a Clinical Trial Agreement with a leading medical institution with an international reputation for excellence and discovery, while in China, OncoCyte entered into a Fee-for-Service Agreement with China Medicine Inc., a contract research organization serving nine major medical institutions, including top-ranked university hospitals in Shanghai and Wuhan. The goal of these clinical development initiatives is to determine the overall relative performance of OncoCyte’s PanC-Dx™ markers in bladder cancer. Enrollment is continuing at multiple clinical sites in two additional clinical studies that are collecting samples from patients undergoing screening for either breast or lung cancer. These patient samples will be used for the detection of lung and breast cancer.
  On May 6, 2014, LifeMap Solutions, Inc., a newly formed subsidiary of LifeMap Sciences, Inc., entered into an agreement with a major medical institution to work cooperatively to develop internet, web-based, mobile user or consumer software products to provide users with information that may aid them in improving lifestyle and healthcare decisions and outcomes.
  In 2014 to date, BioTime, and certain of its subsidiaries, have successfully raised additional financing totaling nearly $19 million. During the first quarter, BioTime raised $3.5 million through the sale of 70,000 shares of Series A Convertible Preferred Stock and also raised $8.8 million of additional equity capital through the sale of BioTime common shares in “at-the-market” transactions. On May 1, 2014, BioTime received approximately $6.4 million in additional equity financing. The funds were raised from current long-term investors in the company and will be used for funding product development, including this year's anticipated pivotal Renevia™ clinical trial, LifeMap Solutions’ mobile health applications, as well as other general operating expenses.

  BioTime was awarded three SBIR Phase 1 Small Business Grants totaling $787,434 from the National Institute of General Medical Sciences (NIGMS) at the National Institutes of Health (NIH). Under the first grant entitled “Reagents for Targeted Ablation of Residual Contaminating Pluripotent Stem Cells” BioTime will work to develop reagents that selectively identify and kill residual pluripotent cells while leaving the intended therapeutic stem cells unharmed. Under the second grant entitled “Rapid Multiplexed Nanoprobe Assays for Pluripotent Stem Cell Differentiation” BioTime will use the funds for developing improved assays for monitoring stem cell differentiation. Under the third grant entitled “Cell Targeting Peptides for Isolating Patient Specific Stem Cells” BioTime will work on streamlining PureStem® cell line development.

Financial Results

Revenue

For the quarter ended March 31, 2014, on a consolidated basis, total revenue was $1.1 million, up $0.5 million from $0.6 million for the same period one year ago. The increase in first quarter revenue is primarily attributable to grant income awarded to BioTime’s subsidiary Cell Cure Neurosciences Ltd. from Israel’s Office of the Chief Scientist.

Expenses

Operating expenses for the three months ended March 31, 2014 were $12.1 million, compared to expenses of $8.8 million for the same period of 2013. The increase in operating expenses is primarily attributable to an increase in staffing and the expansion of research and development efforts of Asterias and the amortization expense of intangible assets recorded in connection with the Geron stem cell asset acquisition in October 2013.

Net Loss

Net loss attributable to BioTime for the three months ended March 31, 2014 was $8.1 million or $0.14 per share, compared to a net loss of $7.7 million or $0.15 per share for the same period in 2013. The increase in net loss is primarily attributed to increased research and development related activity in Asterias. This increase is to some extent offset by the $1.3 million income tax benefit recorded as of March 31, 2014 compared with none in the same period in 2013. Net losses attributable to BioTime include losses from BioTime majority owned subsidiaries based upon BioTime’s percentage ownership of those subsidiaries.

Balance Sheet and Subsequent Financing Events

Cash and cash equivalents, on a consolidated basis, totaled $6.6 million as of March 31, 2014, compared with $5.5 million as of December 31, 2013.

During the three months ended March 31, 2014, BioTime and certain of its subsidiaries raised approximately $8.8 million of additional equity capital through the sale of BioTime common shares in “at-the-market” transactions through Cantor Fitzgerald & Co. (“Cantor”), as sales agent. In addition, on March 4, 2014, BioTime raised $3.5 million of equity capital through the sale of 70,000 shares of a newly authorized Series A Convertible Preferred Stock to private investors.

On May 1, 2014, BioTime received approximately $6.4 million in equity financing from current long-term investors in the Company in transactions for which Cantor acted as sales agent.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a subsidiary focused on developing cell therapies. Included in its portfolio are two clinical stage cell therapy product candidates for use in neurology and oncology. OPC1 is a formulation of human embryonic stem (hES) cell-derived oligodendrocyte progenitors for the treatment of spinal cord injury and other neurodegenerative disease. VAC2 is a formulation of hES cell-derived dendritic cells intended to function as a vaccine to train a patient’s immune system to destroy telomerase positive cancer cells. Telomerase is a protein abnormally expressed in over 95% of all human cancers.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health products.
  ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014 (unaudited)	December 31, 2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,637,834	$5,495,478
Inventory	236,588	178,694
Trade accounts and grants receivable, net	818,275	998,393
Prepaid expenses and other current assets	1,554,114	1,277,405
Total current assets	9,246,811	7,949,970

Equipment, net	2,959,150	2,997,733
Deferred license and consulting fees	418,958	444,833
Deposits	428,827	129,129
Other long-term assets	56,062	-
Intangible assets, net	44,840,087	46,208,085
TOTAL ASSETS	$57,949,895	$57,729,750

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,443,063	$6,722,624
Deferred license and subscription revenue, current portion	177,594	235,276
Total current liabilities	5,620,657	6,957,900

LONG-TERM LIABILITIES
Deferred rent, net of current portion	28,054	35,997
Deferred tax liability, net	6,928,522	8,277,548
Other long-term liabilities	8,441	195,984
Total long-term liabilities	6,965,017	8,509,529

Commitments and contingencies

EQUITY
Preferred Shares, no par value, authorized 2,000,000 shares as of March 31, 2014 and December 31, 2013; 70,000 and nil issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	3,500,000	-
Common shares, no par value, authorized 125,000,000 shares as of March 31, 2014 and December 31, 2013; 69,617,329 issued and 59,071,192 outstanding as of March 31, 2014 and 67,412,139 issued and 56,714,424 outstanding at December 31, 2013	211,943,421	203,456,401
Contributed capital	93,972	93,972
Accumulated other comprehensive income/(loss)	(44,341)	62,899
Accumulated deficit	(153,877,561)	(145,778,547)
Treasury stock at cost: 10,546,137 and 10,697,715 shares at March 31, 2014 and at December 31, 2013, respectively	(42,372,546)	(43,033,957)
Total shareholders' equity	19,242,945	14,800,768
Noncontrolling interest	26,121,276	27,461,553
Total equity	45,364,221	42,262,321
TOTAL LIABILITIES AND EQUITY	$57,949,895	$57,729,750

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended
	March 31, 2014	March 31, 2013

REVENUES:
License fees	$294,504	$349,824
Royalties from product sales	97,886	107,599
Grant income	575,659	90,326
Sale of research products	98,586	66,724
Total revenues	1,066,635	614,473

Cost of sales	(131,914)	(182,749)

Total revenues, net	934,721	431,724

EXPENSES:
Research and development	(8,405,393)	(5,395,488)
General and administrative	(3,667,171)	(3,416,145)
Total expenses	(12,072,564)	(8,811,633)
Loss from operations	(11,137,843)	(8,379,909)
OTHER INCOME/(EXPENSES):
Interest (expense)/income, net	(8,384)	943
Loss on sale of fixed assets	(8,576)	(1,523)
Other income/(expense), net	77,746	(28,056)
Total other income/(expenses), net	60,786	(28,636)
LOSS BEFORE INCOME TAX BENEFIT	(11,077,057)	(8,408,545)

Income tax benefit	1,349,026	-

NET LOSS	(9,728,031)	(8,408,545)

Net loss attributable to noncontrolling interest	1,629,017	689,282

NET LOSS ATTRIBUTABLE TO BIOTIME, INC.	(8,099,014)	(7,719,263)

Foreign currency translation (loss)/gain	(104,590)	148,437
Unrealized loss on available-for-sale securities, net	(2,650)	-

COMPREHENSIVE LOSS	$(8,206,254)	$(7,570,826)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.14)	$(0.15)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	58,257,427	51,175,649

CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com